UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2007

CYPLASIN BIOMEDICAL LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52057

(Commission File Number)

47-0930829

(IRS Employer Identification No.)

Unit 131 Advanced Technology Center, 9650 - 20th Avenue NW, Edmonton, AB Canada T6N 1G1

(Address of principal executive offices and Zip Code)

780-990-4539

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 11, 2007, we entered into stock option agreements with the following directors and employees, granting the right to purchase a total of 1,000,000 shares of our common stock as follows, at an exercise price of $0.76 per share, exercisable for a period of 5 years:

2

Name	Number of Stock Options
Christian Petzelt	170,000
Dieter Werner	70,000
Geoffrey Galley	140,000
Garth Likes	170,000
Norman van Roggen	70,000
Italia Di Liegro	70,000
Lennie Ryer	120,000
Les Wilson	70,000
Luc Mainville	120,000
Total	1,000,000

All of the above options will vest in accordance with the vesting schedule set out in each stock option agreement, the form of which is attached hereto as exhibit 10.1.

Item 3.02     Unregistered Sales of Equity Securities.

On May 11, 2007, we granted stock options to employee for the option to purchase an aggregate of 70,000 shares of our common stock at an exercise price of $0.76 per share, exercisable until May 10, 2012. The options are subject to vesting provisions as set forth in the stock option agreement dated May 11, 2007. We issued the securities relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On May 11, 2007, we granted stock options to certain employees and directors for the option to purchase an aggregate of 930,000 shares of our common stock at an exercise price of $0.76 per share, exercisable until May 10, 2012. The options are subject to vesting provisions as set forth in the stock option agreements dated May 11 ,2007. We issued the securities to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01.     Financial Statements and Exhibits.

10.1	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPLASIN BIOMEDICAL LTD.

/s/ Garth Likes

Garth Likes

President

Date: June 29, 2007

CW1280057.1